EXHIBIT 10.22

GABRIEL TECHNOLOGIES CORP.

PROMISSORY NOTE

$200,000	Los Angeles, California
February 14, 2006

1. Principal and Interest. Subject to the terms and conditions contained herein, Gabriel Technologies Corp., (the “Company”), a Delaware corporation, for value received, hereby promises to pay to the order of Broidy Capital Management or holder (“Lender”) in lawful money of the United States at 1801 Century Park East, Suite 2150, Los Angeles, California 90067, the principal amount of Two Hundred Thousand Dollars ($200,000), together with simple interest at a rate equal to nine percent (9.0%) per annum.

In exchange for this Promissory Note, Lender has loaned to the Company Two Hundred Thousand Dollars ($200,000), comprised of:

(a)	Two Hundred Thousand Dollar ($200,000) to be wired to Gabriel in immediately available funds upon finalization and signature of this agreement..

The principal of this Note is due and payable on April 14, 2006 (the “Maturity Date”), or upon receipt of additional funding whichever come first. All interest on this Note is due and payable on the Maturity Date.

2. Security. As security for this Note, Lender shall receive the same Security Interest as set forth in Section 4 of that certain Convertible Senior Promissory Note dated as of January 6, 2006, between Lender and Company in the amount of One Million Dollars ($1,000,000) (the “Convertible Note”). Company expressly agrees that in the event Company fails to repay this Note in full on or before the Maturity Date, ownership of Six Hundred Thousand (600,000) shares of the Pledged Securities (as defined in the Convertible Note) shall transfer to Lender as described in Section 4 of the Convertible Note as if Company had defaulted under the Convertible Note.

3. Warrants. Company agrees that in the event Company fails to repay this Note in full on or before forty-five dates from the date first set forth above (i.e. Friday, March 31, 2006), then Company shall issue 50,000 warrants to Lender, the terms of which shall be identical to the warrants previously issued by Company to Lender. Such warrants shall have a strike price of One Dollar ($1.00).

4. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal arid interest payable hereunder, reasonable attorneys’ fees and costs incurred by Lender.

5. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if delivered in accordance with the terms of the Note.

6. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Los Angeles, California, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

7. Assignment. This Note is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of Lender which consent may be withheld in Lender’s sole discretion, except that the Company may transfer this Note without such consent in connection with a merger or other similar transaction involving the Company.

8. Nevada Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, Gabriel Technologies Corp. has caused this Promissory Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORP.

By: /s/ Keith Feilmeier
Name: Keith Feilmeier
Title: Chief Executive Officer